UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 20, 2005
(Date of Report (Date of earliest event reported))

Longview Fibre Company
(Exact name of Registrant as specified in its charter)

Washington	91-0298760
(State or other jurisdiction of Incorporation or organization	(I.R.S. employer Identification No.)

300 Fibre Way, Longview, Washington	98632
(Address of principal executive offices)	(Zip Code)

(360) 425-1550
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01      OTHER EVENTS

On June 20, 2005, Longview Fibre Company (the "Company") entered into a Transfer Agent Services Agreement (the "Agreement") with Wells Fargo Bank, N.A. ("Wells Fargo"). Pursuant to the Agreement, Wells Fargo has become the Company's new Transfer Agent, Registrar and Dividend Disbursing Agent, replacing LaSalle Bank National Association ("LaSalle"). Also on June 20, 2005, the Company, Wells Fargo and LaSalle entered into an Appointment of Successor Rights Agent (the "Appointment") pursuant to which Wells Fargo agreed to replace LaSalle as the Company's Rights Agent under the Company's Rights Agreement dated as of March 1, 1999. In connection with the Agreement and the Appointment, Wells Fargo is the Company's new Transfer Agent, Registrar, Dividend Disbursing Agent and Rights Agent, effective June 20, 2005. In such capacity, Wells Fargo is authorized to, as the Company may direct, issue the Company's securities, make transfers of the Company's securities from time to time upon the Company's books, countersign new certificates upon the loss of share certificates, maintain records regarding the Company's security holders and other such records as may be necessary and distribute share dividends, among other duties.

ITEM 9.01      FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

Exhibit Number                     Description

4.6                                        Appointment of Successor Rights Agent, dated as of June 20, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LONGVIEW FIBRE COMPANY

                                                                              By:      L. J. MCLAUGHLIN
                                                                              Name: L. J. MCLAUGHLIN
                                                                              Title: Senior Vice President-Finance,
                                                                                         Secretary and Treasurer

                                                                               Dated: June 24, 2005

EXHIBIT INDEX

EXHIBIT
NUMBER              Exhibit Description

4.6                           Appointment of Successor Rights Agent, dated as of June 20, 2005